EXHIBIT 23.1






                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of World Heart Corporation of our report dated February 26, 2004, relating to the consolidated financial statements which appears in World Heart Corporation's Annual Report to shareholders on Form 20-F for the year ended December 31, 2003.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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Ottawa, Canada
October 13, 2004